SCHEDULE A

Transactions in Shares of Common Stock in the last 60 days

Nature of the Transaction	Amount of Shares Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale
Sale of Common Stock	(25,000)	10.0412[1]	03/03/2025
Sale of Common Stock	(25,000)	10.2072[2]	02/24/2025
Manual Adjustment	(15,000)[3]	NA	NA
Sale of Common Stock	(25,000)	10.9631[4]	02/18/2025
Sale of Common Stock	(25,000)	10.9631[5]	02/10/2025
Sale of Common Stock	(25,000)	10.9363[6]	02/03/2025
Sale of Common Stock	(25,000)	11.5944[7]	01/28/2025
Sale of Common Stock	(25,000)	11.4362[8]	01/21/2025
Sale of Common Stock	(25,000)	10.7425[9]	01/13/2025
Sale of Common Stock	(25,000)	11.5177[10]	01/06/2025
Gift of Common Stock	(7,000)	0.000	10/09/2024
Gift of Common Stock	(9,050)	0.000	07/02/2024
Gift of Common Stock	(38,000)	0.000	12/26/2023

1 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.71 to $10.33, inclusive. The reporting person undertakes to provide to eXp World Holdings, Inc. (the “Issuer”), any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote.

2 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.97 to $10.42, inclusive. The reporting person undertakes to provide to Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote.

3 The Reporting Person’s beneficial ownership was reduced by 15,000 shares as the result of a reconciliation of the Reporting Person’s account records.

4 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.86 to $11.08, inclusive. The reporting person undertakes to provide to Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote.

5 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.86 to $11.08, inclusive. The reporting person undertakes to provide to eXp World Holdings, Inc. (the “Issuer”), any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote.

6 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.83 to $11.24, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote.

7 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.18 to $11.87, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote.

8 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.22 to $11.63, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote.

9 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.61 to $10.88, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote.

10 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.35 to $11.70, inclusive. The reporting person undertakes to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote.